UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2004

CENTERPOINT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12630	36-3910279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1808 Swift Road, Oak Brook, Illinois  60523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (630) 586-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 8, 2004, CenterPoint completed the acquisition of 24 industrial buildings totaling 3.4 million square feet as well as 128 acres of land from Prime Group Realty Trust (the “Prime Acquisition”).  The gross purchase price was approximately $98.7 million.  The acquisition of six buildings totaling 360,625 square feet is expected to close in late October or early November 2004 after the receipt of lender consent and satisfaction of certain customary closing conditions.  A portion of the Prime Acquisition was immediately financed with $24.9 million of tax-exempt debt.  An additional $23.2 million of tax-exempt debt will be remarketed in January 2005 for a total of $48.1 million associated with the transaction.  The combined 30 building portfolio totaling 3.8 million square feet represents substantially all of Prime’s industrial holdings and is located in a variety of industrial submarkets throughout metropolitan Chicago.  The press release announcing the Prime Acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Including the Prime Acquisition, the Company and its fully consolidated subsidiaries have completed the acquisition of 40 industrial properties totaling 5.5 million square feet as well as 262 acres of land year to date.  Prior to the Prime Acquisition, all of the previous properties acquired during 2004 were individually immaterial and immaterial in the aggregate.  All of these previously acquired properties are located in a variety of industrial submarkets throughout metropolitan Chicago and lower Wisconsin.

Item 9.01  Financial Statements and Exhibits

(a)  Financial statements of business acquired

Financial statements for the acquired assets, required pursuant to Rule 3-14 of Regulation S-X, will be filed by an amendment to this report no later than December 27, 2004, which is 71 calendar days from the date of this report.

(b)  Pro Forma Financial Information

The pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed by an amendment to this report no later than December 27, 2004, which is 71 calendar days from the date of this report.

(c)  Exhibits

99.1         Press release of the Company dated October 12, 2004 announcing the acquisition of the Prime Group Realty Trust portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST a Maryland business trust

Dated: October 15, 2004	By:	/s/ Paul S. Fisher
Paul S. Fisher
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated October 12, 2004 announcing the acquisition of the Prime Group Realty Trust portfolio.